                                                                   EXHIBIT 99.j3

            AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                    AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
                    AMERICAN CENTURY TARGET MATURITIES TRUST
                  AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
                           (collectively, the "Funds")

     I, Ward D. Stauffer,  Secretary of the  above-referenced  corporations  and trusts,  do  hereby  certify  that  the  following  is a true  copy  of  certain resolutions  adopted by the Board of Directors or Trustees,  as appropriate,  of the above-referenced  corporations and trusts on December 2, 2005, and that such resolutions  have not been rescinded or modified and are not  inconsistent  with the  Certificate  of  Incorporation,  Declaration  of  Trust  or  Bylaws  of the
corporations or trusts.

     WHEREAS, Pursuant to a duly-executed Power of Attorney, certain officers of the Funds have appointed David C. Tucker, Charles A. Etherington,  David H.
     Reinmiller,  Charles C.S.  Park,  Janet A. Nash,  Brian L. Brogan,  Otis H.
     Cowan,  Kathleen Gunja Nelson,  Christine J. Crossley,  and Ryan L. Blaine,
     each of them  singly,  their true and lawful  attorneys-in-fact,  with full power of  substitution,  and with full  power to each,  for the  purpose of signing on their behalf registration  statements and other documents of the
     Funds for the purpose of  complying  with all laws  relating to the sale of securities of the Funds and to do all such things in their names and behalf in connection therewith.

     Such  attorneys-in-fact  may, from time to time, sign documents,  including registration  statements and amendments  thereto, on behalf of officers who have appointed them.

          RESOLVED,  that the board hereby authorizes such  attorneys-in-fact to sign the  documents of the Funds,  including  registration  statements  and amendments  thereto,  pursuant to the Powers of Attorney so executed by the officers of the Funds.

     IN WITNESS  WHEREOF,  I have hereunto set my hand this 2nd day of December,
     2005.

                                      /s/ Ward D. Stauffer
                                      ------------------------------------------
                                      Ward D. Stauffer
                                      Secretary